UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washing, D.C. 20549

FORM 8-A12G

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CARBON CREDITS INTERNATIONAL, INC.

(Exact name or registrant as specified in its charter)

Nevada	26-1240905
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 E. Sahara Avenue, Suite 800, Las Vegas, Nevada USA 89102

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:      ☒

Securities Act registration statement file number to which this form relates:     333-149502

Securities to be registered pursuant to Section 12(b) of the Act:     None

Securities to be registered pursuant to Section 12(g) of the Act:     Common

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed with the Commission on September 16, 2008 (Commission File Number 333-149502) is incorporated by reference herein.

Item 2.  Exhibits.

Number	Description
3.1	Articles of Incorporation.*
3.2	Amendment to Articles of Incorporation*
3.3	Certificate of Designation*
3.4	Bylaws*
4.1	Exclusive Distribution Agreement*
4.2	Consulting Agreement – Hans Schulte*
4.3	Consulting Agreement – Dr. Prabaharan Subramaniam*
4.4	Consulting Agreement – Ivan Braverman*
5.1	Consent and Opinion re: Legality*
23.1	Consent of Accountant*

* As filed with the Commission on September 16, 2008 (Commission File Number 333-149502) and is incorporated by reference herein.

SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON CREDITS INTERNATIONAL, INC.
(Registrant)

Date: September 19, 2008	By:	/s/ Hans J. Schulte
Hans J. Schulte
Principal Executive Officer